Exhibit 16

SPICER JEFFRIES LLP

CERTIFIED PUBLIC ACCOUNTANTS

5251 SOUTH QUEBEC STREET • SUITE 200
GREENWOOD VILLAGE, COLORADO 80111
TELEPHONE: (303) 753-1959
FAX: (303) 753-0338
www.spicerjeffries.com

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously the principal accountants for Spantel Communications, Inc. and, under the date of March 7, 2003, we reported on the financial statements of Spantel Communications, Inc. as of and for the years ended December 31, 2002 and 2001. Spicer Jeffries LLP’s professional liability insurance coverage for audits of publicly reporting companies was not renewed by our previous insurance carrier and we have been unable to obtain new insurance coverage for Public Registrants. Due to this development, we resigned our appointment as Spantel Communications, Inc.’s principal accountants on March 17, 2004. We have read the Company’s statements included under Item 4 of its Form 8-K/A amending its Form 8-K dated March 23, 2004, and we agree with such statements.

/s/ Spicer Jeffries LLP

Greenwood Village, Colorado
July 22, 2004

A MEMBER FIRM OF MACINTYRE STRATER INTERNATIONAL LIMITED (MSI),
A WORLDWIDE ASSOCIATION OF INDEPENDENT PROFESSIONAL FIRMS.